News Release

PartnerRe Ltd. Reports First Quarter 2005 Results

  First Quarter Net Income per share of $1.84; Operating Earnings per share of $1.21
  Annualized Net Income ROE of 14.5%; Annualized Operating ROE of 9.5%
  Book Value of $50.20 per share, down 1.5% for the quarter, up 10.1% year over year

PEMBROKE, Bermuda, April 26, 2005 -- PartnerRe Ltd. (NYSE:PRE) today reported net income of $111.4 million, or $1.84 per share on a fully diluted basis, for the first quarter of 2005. This net income includes net after-tax realized gains on investments of $35.2 million or $0.63 per share. Net income for the first quarter of 2004, including net after-tax realized gains on investments of $31.0 million or $0.57 per share, was $145.6 million or $2.59 per share. Operating earnings for the first quarter of 2005 were $67.6 million or $1.21 per share on a fully diluted basis. Operating earnings exclude net after-tax realized investment gains and losses and are calculated after payment of preferred dividends. This compares to operating earnings of $109.7 million, or $2.02 per share, for the first quarter of 2004. All references to per share amounts in the text of this press release are on a fully diluted basis.

Commenting on the first quarter 2005 results, PartnerRe President & Chief Executive Officer Patrick Thiele said, “Our results this quarter reflect a high level of large loss activity. The single largest loss was Winterstorm Erwin at $63 million which hit Northern Europe in early January; our results were also impacted by a $20 million energy loss in Canada. Our experience is within the volatility pattern we expect in a year.

“Our GAAP book value per share was negatively impacted by rising interest rates as we mark our assets to market, but not our liabilities,” Mr. Thiele added. “Nevertheless, we continue to build economic shareholder value.”

Summary unaudited consolidated financial data for the period is set out below.

U.S.$ thousands (except per share amounts and ratios)	Three months ended March 31
	2005	2004
Net Premiums Written	$1,414,869	$1,523,701
Net Premiums Earned	$896,412	$892,787
Non-Life Combined Ratio	97.0%	90.7%
Net Income	$111,415	$145,644
Net Income per share (a)	$1.84	$2.59
Net Operating Earnings (a)	$67,553	$109,740
Net Operating Earnings per share (a)	$1.21	$2.02

PartnerRe Ltd.	Telephone +1 441 292 0888
Chesney House,	Fax +1 441 292 6080
96 Pitts Bay Road	www.partnerre.com
Pembroke, Bermuda HM 08

News Release

(a)	Net income per share is defined as net income available to common shareholders divided by the weighted average number of fully diluted shares outstanding for the period. Net income available to common shareholders is defined as net income less preferred dividends. Net operating earnings is net income available to common shareholders excluding after-tax net realized gains/losses on investments. Net operating earnings per share is defined as net operating earnings divided by the weighted average number of fully diluted shares outstanding for the period. Per share results referenced in the text of this press release are on a fully diluted basis.

Net premiums written for the first quarter 2005 were $1.4 billion, a 7% decrease over the comparable period in 2004. Total revenues for the quarter were $1.0 billion, an increase of 3% over total revenues for the first quarter of 2004. Total revenues for the first quarter 2005 included $896.4 million of net premiums earned; net investment income of $86.9 million – an increase of 18%; and pre-tax net realized investment gains of $37.4 million.

At March 31, 2005, total assets were $13.1 billion, total capitalization was $3.7 billion, and total shareholders’ equity was $3.3 billion. This compares to total assets of $12.5 billion, total capitalization of $3.8 billion and total shareholders’ equity of $3.4 billion at December 31, 2004. Book value per common share at March 31, 2005 was $50.20 on a fully diluted basis, up 10.1% from the first quarter of 2004, and down 1.5% from $50.99 per share at December 31, 2004.

Separately, the Company announced today that its Board of Directors declared a regular quarterly dividend of $0.38 per common share. The dividend will be payable on June 1, 2005, to common shareholders of record on May 20, 2005, with the stock trading ex-dividend commencing May 18, 2005.

Results by Segment

The Non-Life segment reported net premiums written of $1.3 billion for the quarter, down 10% as compared to the same period in 2004. The combined ratio was 97.0% for the first quarter compared to 90.7% for the same period in 2004. The Non-Life technical result was $76 million in the first quarter of 2005 compared to $125 million for the prior year period. The results for this quarter reflect a high level of large loss activity including $63 million in estimated claims from Winterstorm Erwin, which hit Northern Europe in early January and a $20 million energy loss in Canada, as well as $65 million of net reductions to prior year reserves.

PartnerRe Ltd.	Telephone +1 441 292 0888
Chesney House,	Fax +1 441 292 6080
96 Pitts Bay Road	www.partnerre.com
Pembroke, Bermuda HM 08

News Release

The U.S. Property and Casualty business, which represented approximately 22% of total net premiums written for the quarter, reported net premiums written of $311 million, down 17% from the prior year’s first quarter. Net premiums earned were essentially flat with the same period in 2004. The technical ratio for this sub-segment was 97.2%, compared to 93.3% in the first quarter of 2004.

The Global (Non-U.S.) Property and Casualty business, which represented approximately 31% of total net premiums written for the quarter, reported net premiums written of $431 million for the first quarter of 2005, compared to $469 million for the same period in 2004. Net premiums earned during the quarter were $242 million, down 5% from $255 million in the first quarter 2004. The technical ratio for this sub-segment was 88.0% for the first quarter compared to 98.7% for the same period in 2004, reflecting $28 million in net reductions to prior year reserves primarily for property business.

The Worldwide Specialty business, which represented approximately 39% of total net premiums written for the quarter, reported net premiums written of $550 million for the first quarter, down 8% from the first quarter of 2004. Net premiums earned were down 4% for the quarter, compared to the same period in 2004. This sub-segment’s technical ratio was 87.7%, compared to 68.9% for the first quarter of 2004, reflecting the high level of large loss activity during the quarter, as well as net reserve reductions for prior years of $42 million.

The Life segment, which markets coverages primarily in Europe, Canada and Latin America, and represented approximately 8% of total net premiums written for the quarter, reported net premiums written of $116 million for the quarter, representing 40% growth over the first quarter of 2004. The allocated underwriting result was a gain of $2 million, compared to a loss of $4 million for the first quarter 2004, which included a $5 million charge to reduce deferred acquisition costs for a U.S. life annuity treaty retained during the sale of the Company’s life business.

The ART (Alternative Risk Transfer) segment comprises structured risk transfer, structured finance, weather related products, and the results of the Company’s investment in Channel Re. The pre-tax contribution to net income, including the Company’s interest in the earnings of Channel Re, was a gain of $13 million for the first quarter of 2005, compared to a gain of $1 million in the first quarter of 2004.

Commentary and Outlook

“As previously reported, the January 2005 renewal was mixed in terms of both pricing and profitability,” said Mr. Thiele. “The decline in premiums written in the first quarter reflects

PartnerRe Ltd.	Telephone +1 441 292 0888
Chesney House,	Fax +1 441 292 6080
96 Pitts Bay Road	www.partnerre.com
Pembroke, Bermuda HM 08

News Release

an increasingly competitive marketplace and primary carriers retaining more business. In the April 1 renewal, we saw a continuation of a weakening marketplace, but again at a gradual pace.

“Notwithstanding the normal volatility that we expect as a result of large losses, PartnerRe remains well-placed to succeed in this more difficult market, and we are committed to continuing to build shareholder value throughout the remainder of 2005 and over the long term.”

The Company uses operating earnings, diluted operating earnings per share and operating return on beginning common shareholders’ equity to measure performance, as these measures focus on the underlying fundamentals of our operations without the influence of realized gains and losses from the sale of investments, which is driven by the timing of the disposition of investments and not by our operating performance. For planning purposes, the Company does not anticipate realized investment gains or losses. The Company also uses technical ratio and technical result as measures of underwriting performance. These metrics exclude other operating expenses. All references to per share amounts in the text of this press release are on the basis of fully diluted shares.

PartnerRe Ltd. is a leading global reinsurer, providing multi-line reinsurance to insurance companies. Risks reinsured include property, casualty, motor, agriculture, aviation/space, catastrophe, credit/surety, engineering/energy, marine, special risks, other lines, life/annuity and health, and alternative risk transfer solutions. At December 31, 2004, total revenues were $4.2 billion. As of March 31, 2005 total assets were $13.1 billion, total capitalization was $3.7 billion and total shareholders’ equity was $3.3 billion. Our major reinsurance operations have ratings of AA- from Standard & Poor’s, Aa3 from Moody’s, A+ from A.M. Best, and AA from Fitch.

PartnerRe on the Internet: www.partnerre.com

Forward-looking statements contained in this press release are based on the Company’s assumptions and expectations concerning future events and financial performance and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements are subject to significant business, economic and competitive risks and uncertainties that could cause actual results to differ materially from those reflected in the forward-looking statements. PartnerRe’s forward-looking statements could be affected by numerous foreseeable and unforeseeable events and developments such as exposure to catastrophe, or other large property and casualty losses, adequacy of reserves, risks associated with implementing business strategies, levels and pricing of new and renewal business achieved,

PartnerRe Ltd.	Telephone +1 441 292 0888
Chesney House,	Fax +1 441 292 6080
96 Pitts Bay Road	www.partnerre.com
Pembroke, Bermuda HM 08

News Release

credit, interest, currency and other risks associated with the Company’s investment portfolio, changes in accounting policies, and other factors identified in the Company’s filings with the Securities and Exchange Commission. In light of the significant uncertainties inherent in the forward-looking information contained herein, readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the dates on which they are made. The Company disclaims any obligation to publicly update or revise any forward-looking information or statements.

Contacts:	PartnerRe Ltd.	Citigate Sard Verbinnen
	(441) 292-0888	(212) 687-8080
	Investor Contact: Robin Sidders	Jim Barron/Hallie Bozzi
Media Contact: Celia Powell

PartnerRe Ltd.	Telephone +1 441 292 0888
Chesney House,	Fax +1 441 292 6080
96 Pitts Bay Road	www.partnerre.com
Pembroke, Bermuda HM 08

PartnerRe Ltd.
Consolidated Statements of Operations and Comprehensive Income
(Expressed in thousands of U.S. dollars, except per share data)
(Unaudited)

	For the three months ended March 31, 2005	For the three months ended March 31, 2004

Revenues
Gross premiums written	$1,445,937	$1,553,622

Net premiums written	$1,414,869	$1,523,701
Increase in unearned premiums	(518,457)	(630,914)

Net premiums earned	896,412	892,787
Net investment income	86,853	73,584
Net realized investment gains	37,382	37,813
Other income	12,882	2,793

Total Revenues	1,033,529	1,006,977

Expenses
Losses and loss expenses and life policy benefits	613,865	569,858
Acquisition costs	209,925	204,331
Other operating expenses	72,689	67,562
Interest expense	7,328	10,168
Net foreign exchange gains	(13)	(1,197)

Total Expenses	903,794	850,722

Income before taxes and interest in equity investment	129,735	156,255
Income tax expense	20,792	10,611
Interest in earnings of equity investment	2,472	-

Net income	$111,415	$145,644

Preferred dividends	$8,632	$4,894

Operating earnings available to common shareholders	$67,553	$109,740

Comprehensive (loss) income	$(4,817)	$197,396

Per Share Data:
Earnings per common share:
Basic operating earnings	$1.23	$2.04
Net realized investment gains, net of tax	0.64	0.58

Basic net income	$1.87	$2.62

Weighted average number of common shares
outstanding	54,956.6	53,781.1

Diluted operating earnings	$1.21	$2.02
Net realized investment gains, net of tax	0.63	0.57

Diluted net income	$1.84	$2.59

Weighted average number of common and
common equivalent shares outstanding	55,831.2	54,370.1

     PartnerRe Ltd. Consolidated Balance Sheets
(Expressed in thousands of U.S. dollars, except per share data and parenthetical share data)
(Unaudited)

	March 31, 2005	December 31, 2004

Assets
Investments and cash
Fixed maturities, at fair value
(amortized cost: 2005, $6,703,686; 2004, $6,611,683)	$6,743,608	$6,723,580
Short-term investments, at fair value
(amortized cost: 2005, $95,202; 2004, $28,691)	95,163	28,694
Equities, at fair value
(cost: 2005, $940,494; 2004, $887,006)	1,027,480	1,010,777
Trading securities, at fair value (cost: 2005, $120,699; 2004, $102,371)	122,300	108,402
Cash and cash equivalents, at fair value, which approximates amortized cost	447,500	436,003
Other invested assets	100,028	90,268

Total investments and cash	8,536,079	8,397,724
Accrued investment income	129,384	151,871
Reinsurance balances receivable	1,877,386	1,356,771
Reinsurance recoverable on paid and unpaid losses	180,659	180,710
Funds held by reinsured companies	1,043,526	1,100,107
Deferred acquisition costs	475,371	409,332
Deposit assets	295,612	299,408
Tax assets	63,840	81,235
Goodwill	429,519	429,519
Other	106,163	104,564

Total Assets	$13,137,539	$12,511,241

Liabilities
Unpaid losses and loss expenses	$5,883,345	$5,766,629
Policy benefits for life and annuity contracts	1,261,276	1,277,101
Unearned premiums	1,701,846	1,194,778
Funds held under reinsurance treaties	19,944	21,875
Deposit liabilities	345,676	344,202
Long-term debt	220,000	220,000
Net payable for securities purchased	28,867	1,580
Accounts payable, accrued expenses and other	142,150	127,026
Debt related to trust preferred securities	206,186	206,186

Total Liabilities	9,809,290	9,159,377

Shareholders’ Equity
Common shares (par value $1.00, issued and outstanding:
2005, 55,068,656; 2004, 54,854,398)	55,069	54,854
Series C cumulative preferred shares (par value $1.00, issued and outstanding:
2005 and 2004, 11,600,000; aggregate liquidation preference: 2005 and 2004, $290,000,000)	11,600	11,600
Series D cumulative preferred shares (par value $1.00, issued and outstanding:
2005 and 2004, 9,200,000; aggregate liquidation preference: 2005 and 2004, $230,000,000)	9,200	9,200
Additional paid-in capital	1,298,780	1,288,292
Deferred compensation	(176)	(199)
Accumulated other comprehensive income:
Net unrealized gains on investments, net of tax	103,777	194,575
Currency translation adjustment	47,076	72,510
Retained earnings	1,802,923	1,721,032

Total Shareholders' Equity	3,328,249	3,351,864

Total Liabilities and Shareholders' Equity	$13,137,539	$12,511,241

Shareholders’ Equity Per Common Share	$51.00	$51.63

Diluted Book Value Per Common and Common Equivalent
Share (assuming exercise of stock options)	$50.20	$50.99

Number of Diluted Common Shares Outstanding	55,943.3	55,533.4

     PartnerRe Ltd.
Supplementary Information
(in millions of U.S. dollars)
(Unaudited)
SEGMENT INFORMATION
For the three months ended March 31, 2005

	U.S. P&C	Global (Non- U.S. P&C)	Worldwide Specialty	Total Non-Life Segment	ART Segment (A)	Life Segment	Corporate	Total

Gross premiums written	$311	$433	$575	$1,319	$7	$120	$-	$1,446

Net premiums written	$311	$431	$550	$1,292	$7	$116	$-	$1,415
Increase in unearned premiums	(88)	(189)	(220)	(497)	(5)	(16)	-	(518)

Net premiums earned	$223	$242	$330	$795	$2	$100	$-	$897
Losses and loss expenses and
life policy benefits	(163)	(151)	(219)	(533)	-	(81)	-	(614)
Acquisition costs	(54)	(62)	(70)	(186)	(1)	(23)	-	(210)

Technical Result	$6	$29	$41	$76	$1	$(4)	$-	$73
Other income	n/a	n/a	n/a	-	13	-	-	13
Other operating expenses	n/a	n/a	n/a	(52)	(3)	(6)	(12)	(73)

Underwriting Result	n/a	n/a	n/a	$24	$11	$(10)	n/a	$13
Net investment income	n/a	n/a	n/a	n/a	-	12	75	87

Allocated Underwriting Result (6)	n/a	n/a	n/a	n/a	n/a	$2	n/a	n/a
Net realized investment gains	n/a	n/a	n/a	n/a	n/a	n/a	37	37
Interest expense	n/a	n/a	n/a	n/a	n/a	n/a	(7)	(7)
Net foreign exchange gains	n/a	n/a	n/a	n/a	n/a	n/a	-	-
Income tax expense	n/a	n/a	n/a	n/a	n/a	n/a	(21)	(21)
Interest in earnings of equity investment	n/a	n/a	n/a	n/a	2	n/a	n/a	2

Net income	n/a	n/a	n/a	n/a	n/a	n/a	n/a	$111

Loss ratio (1)	73.0%	62.3%	66.5%	67.0%
Acquisition ratio (2)	24.2	25.7	21.2	23.4

Technical ratio (3)	97.2%	88.0%	87.7%	90.4%
Other operating expense ratio (4)				6.6

Combined ratio (5)				97.0%

For the three months ended March 31, 2004

	U.S. P&C	Global (Non- U.S. P&C)	Worldwide Specialty	Total Non-Life Segment	ART Segment (A)	Life Segment	Corporate	Total

Gross premiums written	$376	$469	$619	$1,464	$1	$89	$-	$1,554

Net premiums written	$376	$469	$596	$1,441	$-	$83	$-	$1,524
(Increase) decrease in unearned premiums	(153)	(214)	(253)	(620)	2	(13)	-	(631)

Net premiums earned	$223	$255	$343	$821	$2	$70	$-	$893
Losses and loss expenses and
life policy benefits	(166)	(187)	(164)	(517)	-	(53)	-	(570)
Acquisition costs	(42)	(64)	(73)	(179)	-	(25)	-	(204)

Technical Result	$15	$4	$106	$125	$2	$(8)	$-	$119
Other income	n/a	n/a	n/a	-	3	-	-	3
Other operating expenses	n/a	n/a	n/a	(48)	(4)	(6)	(10)	(68)

Underwriting Result	n/a	n/a	n/a	$77	$1	$(14)	n/a	$54
Net investment income	n/a	n/a	n/a	n/a	-	10	64	74

Allocated Underwriting Result (6)	n/a	n/a	n/a	n/a	n/a	$(4)	n/a	n/a
Net realized investment gains	n/a	n/a	n/a	n/a	n/a	n/a	38	38
Interest expense	n/a	n/a	n/a	n/a	n/a	n/a	(10)	(10)
Net foreign exchange gains	n/a	n/a	n/a	n/a	n/a	n/a	1	1
Income tax expense	n/a	n/a	n/a	n/a	n/a	n/a	(11)	(11)
Interest in earnings of equity investment	n/a	n/a	n/a	n/a	-	n/a	n/a	-

Net income	n/a	n/a	n/a	n/a	n/a	n/a	n/a	$146

Loss ratio (1)	74.3%	73.5%	47.6%	62.9%
Acquisition ratio (2)	19.0	25.2	21.3	21.9

Technical ratio (3)	93.3%	98.7%	68.9%	84.8%
Other operating expense ratio (4)				5.9

Combined ratio (5)				90.7%

(A)	This segment includes the Company's share of Channel Re's net income in the amount of $2.5 million. The 2004 period includes no income from Channel Re as the Company acquired its equity ownership in the first quarter of 2004 and reports the results on a one-quarter lag.

(1)	Loss ratio is obtained by dividing losses and loss expenses by net premiums earned.
(2)	Acquisition ratio is obtained by dividing acquisition costs by net premiums earned.
(3)	Technical ratio is defined as the sum of the loss ratio and the acquisition ratio.
(4)	Other operating expense ratio is obtained by dividing other operating expenses by net premiums earned.
(5)	Combined ratio is the sum of the technical ratio and the other operating expense ratio.
(6)	Allocated Underwriting Result is defined as net premiums earned and allocated net investment income less life policy benefits, acquisition costs and other operating expenses.

     PartnerRe Ltd.
Supplementary Information
(Unaudited)

	For the three months ended March 31, 2005	For the three months ended March 31, 2004

Distribution of Net Premiums Written by
Line of Business:
Non-Life
Property and Casualty
Property	22%	21%
Casualty	21	22
Motor	10	13
Worldwide Specialty
Agriculture	2	2
Aviation/Space	3	3
Catastrophe	14	15
Credit/Surety	6	4
Engineering/Energy	3	4
Marine	3	2
Special Risk	8	9
ART	-	-
Life	8	5

Geographic Distribution of Gross Premiums Written:
Europe	53%	48%
North America	36	37
Asia, Australia and New Zealand	7	10
Latin America and the Caribbean	3	4
Africa	1	1

As at March 31, 2005

Credit Ratings (Financial Strength Ratings):
Standard & Poor's	AA-
Moodys	Aa3
A.M. Best	A+
Fitch	AA

	As at March 31, 2005 (in thousands of U.S. dollars)		As at December 31, 2004 (in thousands of U.S. dollars)
Capital Structure:
Long-term debt	$220,000	6%	$220,000	6%
Trust preferred securities (1)	200,000	5	200,000	5
6.75% Series C cumulative preferred shares, aggregate liquidation	290,000	8	290,000	8
6.5% Series D cumulative preferred shares, aggregate liquidation	230,000	6	230,000	6
Common shareholders' equity	2,808,249	75	2,831,864	75

Total Capital	$3,748,249	100%	$3,771,864	100%

(1) Neither the Trust that issued the securities nor PartnerRe Finance, which owns the Trust, meet the consolidation requirements of FIN 46(R). Accordingly, the Company shows the related intercompany debt of $206.2 million on its Consolidated Balance Sheets.

     PartnerRe Ltd.
Supplementary Information
(Unaudited)

		As at March 31, 2005		As at December 31, 2004

Investment Portfolio:
Credit Quality	AAA	61%		62%
	AA	3		2
	A	17		18
	BBB	13		12
	Below Investment Grade/Unrated	6		6

By Class	U.S. Government	6%		5%
	U.S. Mortgage/Asset Backed	17		16
	U.S. Corporates	22		23
	Foreign Fixed Income	33		34
	Equities and Equity Substitutes	15		16
	Cash (net of pending transactions)	7		6

Expected average duration		3.5	Yrs	3.4	Yrs

Average yield to maturity at market		4.1%		3.8%
(fixed income securities and cash)

Average Credit Quality		AA		AA

	For the three months ended March 31, 2005	For the three months ended March 31, 2004
	(in thousands of U.S. dollars except per share data)

Reconciliation of GAAP and non-GAAP measures:

Net income	$111,415	$145,644
Less:
Net realized investment gains, net of tax	35,230	31,010
Dividends to preferred shareholders	8,632	4,894

Operating earnings available to common shareholders	$67,553	$109,740

Diluted net income per common share	$1.84	$2.59
Less:
Net realized investment gains, net of tax, per common share	0.63	0.57

Diluted operating earnings per common share	$1.21	$2.02

Annualized return on beginning common shareholders' equity
calculated with net income	14.5%	24.4%
Less:
Net realized investment gains, net of tax	5.0	5.4

Annualized operating return on equity	9.5%	19.0%